CONTRACT No.
                                              -------
                Gravimetric work on Zapadno-Suersky licensed plot

     Kurgan                                                   February 26, 2004

     Limited Liability Company "Zauralneftegaz", hereinafter referred to as the Customer in the person of Sergey Stanislavovich Potapov, the executive director, acting under the articles on one part and Federal State Unitary Geophysical Enterprise "Bazhenovskaya Geophysical Expedition", hereinafter referred to as the Executor in the person of Yury Valentinovich Shilin, alternate director, acting under the articles on the other part, have concluded the present Contract as follows:

                           1. SUBJECT OF THE CONTRACT

     The Customer commits to work and undertakes to finance it, and the Executor is to accomplish the following work: "Gravimetric operations on Zapadno-Suersky licensed plot" in Eastern of Kurgan province. The operations are held in accordance with the geological assignment (appendix 1) and the current normative documents regulating gravimetric operations. Gravitational survey is carried out on the area 925 sq. km

                               2. TERM OF CONTRACT

     2.1. The term of contract is set from March, 1, 2004 till January, 31, 2005 and is valid till the full accomplishment of the contract obligations of the parties of the present Contract.

                   3. WORK COSTS AND PROCEDURE OF SETTLEMENTS

     3.1. The work costs is 6,150,000 (six million one hundred fifty thousand) rubles, value added tax included, in accordance with the agreement minutes about the agreed price ( appendix 2 ) and the estimate of expenditures ( appendix 3) which are the integral part of the Contract.
     3.2. The cost of one square kilometer of gravitational survey is 6,649 (six thousand six hundred forty nine) rubles.
     3.3 The Customer transfers the Executor 30% prepayment of the total performed work according to Acts of performed work, form 2- for mobilizing the
                                                           --
field party, the paper work with authorizing documents and commencement of works.
     3.4 The Customer makes payment of the performed works every month in accordance with the invoice of the Executor with the attached acts of the performed works, form 2- -. The acts of the performed work are to be presented not later then on the 5th of each month after the report month.
     3.5 The payment of the performed work is to be made during 10 (ten) days after signing the Act with the transferring funds to the settlement account of the Executor.

                          4. OBLIGATIONS OF THE PARTIES
     4.1. The  Customer  is  to:
          4.1.1. Take over the performed work and make payments to the executor in time in accordance with the present Contract and Attachments to it.
          4.1.2. Assist the Executor to get the authorized documents to hold field work.
          4.1.3. The Customer assists the Executor in timely receiving geological-geophysical materials necessary for the holding of the work, mostly seismic exploration data, which will be obtained on Zapadno-Suersky plot in 2004.
     4.2. The  Executor  is  to:
          4.2.1. Guarantee the holding of the works in accordance with the Geological task (Attachment 1) and the planned schedule (attachment 4)
          4.2.2. Inform the Customer about the partial progress on the Customer's demand.

                        5. ORDER OF ACCEPTANCE OF WORK.

     5.1. The Executor is to prepare the final geological report on performed work according to general requirements to the content and the geological paper work and gives it to the Customer.
     5.2 The Customer considers the report within 15 days after receiving it at the session of the technical committee in the presence of the representative of the Executor, accept the performed work and or sends the Executor the reasonable refusal to accept the performed work.
     5.3 The Executor is to correct the report observations at his own expense on term agreed with the Customer

                                6. RESPONSIBILITY

     6.1. The Executor and the Customer have the property accountability for the appropriate fulfillment of engagements of the present Contract in accordance with the current legislation.
     6.2. The Executor has the personal account for the confidentiality of the materials provided to the Executor by the Customer.
     6.3. Any disputes which may arise under or in the connection with this Contract will be settled by the Parties to the utmost by the mutual negotiating. If the Parties do not come to an agreement, such disputes are to be settled in arbitrage in accordance with the procedure established by the of Russian Federation.
     6.4. All questions which are not stipulated in this Contract have to be settled in accordance with the current legislation of the Russian Federation.

                                7. FORCE MAJEUR

     The Parties do not account for the default on an obligation of the present Contract partially or in full, if any circumstances arise as a result of contingencies that is force majeur (war, acts of elements etc.

                               8. CONFIDENTIALTITY

     The Executor has the right to pass the information obtained during the work operation or the results of work (or their display) to the third party only if there is a written permission of the Customer.

                          9. OTHER TERMS AND CONDITIONS

     9.1. The Customer has the right to exercise control and the supervision of the performance and the quality of work, keeping the terms of the Contract, and  the  quality  if  the  materials  presented  by  the  Executor.
     9.2. Any  amendments  or  additions  to  present  Contract  are  to  be valid  only  if  made  in  writing  and  signed  duly  by  both  parties.
     9.3.  A  party  has  the right to denounce the present Contract if there is disregard  of  provision  giving written notice to the opposite party in 30 days
before  the  denouncement.       If  the  Customer  refuses  to  fulfill  the
obligations of the Contract due to the other reasons than improper fulfillment of the obligations by the Executor, the Customer is to pay the executor the full costs of performed work and the expenses of closing down the field party of the Executor.
     9.4. The Executor has the right to change the terms of the accomplishment of work if the performed work is not paid in time.
     9.5. The Customer pays the actual expense of the project examination (examinations) costs
     9.6. The  present  Contract  is  made  in  two  copies - one to each party.

The following papers are attached to the present Contract and are its integral part:

1.  Geological  task                                               (Appendix  1)
2.  Minutes  of  the  agreement  on  agreed  price                 (Appendix  2)
3.  Estimate  of  expenditures  (stated  per  artcicle)            (Appendix  3)
4.  Planned  schedule                                              (Appendix  4)

                      11. LEGAL ADDRESSES OF THE PARTIES.

THE  CUSTOMER:                                THE  EXECUTOR:
--------------                                --------------
LLC  "ZAURALNEFTEGAZ"                         FSUGE  'Bazhenovskaya  geophysical
Legal  address:                               Expedition
---------------
640000, Kurgan, Lenin Street, 27/X            Legal address: 624250, Sverdlovsk
                                              --------------
                                              province, Zarechny, Kommunarov
                                              Street, 17
Bank  accounts:                               Bank  accounts:
Settlement account                            Settlement account
--------------------                          -----------------------
correspondent account                         correspondent account
----------------------                        -------------------------
in Kurgan department of                       "subsidiary of Public Corporation
Saving Bank No.8599                           Uralvneshtorgbank" in Zarechny.
-----------,                                  ------------------
Individual tax number -------------           Individual tax number -----------

THE REPRESENTATIVE OF THE                     THE REPRESENTATIVE OF THE
-------------------------                     -------------------------
CUSTOMER:                                     EXECUTOR:
---------                                     ---------

Executive  director                           alternate director of FSUGE
LLc  "Zauralneftegaz"                         "Bazhenovskaya geophysical
                                              Expedition"

/s/ S.S. Potapov                              /s/ Y.  V.Shilin
--------------                                --------------